Non-GAAP Financial Measures
The Company presents certain financial measures that do not conform to U.S. GAAP and are considered non-GAAP measures. These measures include operating EBITDA, operating EBITDA margin and operating earnings. Management uses these measures internally for planning and forecasting, including allocating resources and evaluating incentive compensation. Management believes that these non-GAAP measures best reflect the ongoing performance of the Company during the periods presented and provide more relevant and meaningful information to investors as they provide insight with respect to ongoing operating results of the Company and a more useful comparison of year-over-year results. These non-GAAP measures supplement the Company’s U.S. GAAP disclosures and should not be viewed as an alternative to U.S. GAAP measures of performance. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. Reconciliations for these non-GAAP measures to U.S. GAAP are provided below.

Operating EBITDA is defined as earnings (loss) (i.e., income (loss) from continuing operations before income taxes) before interest, depreciation, amortization, non-operating benefits (costs), foreign exchange gains (losses), and net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting, excluding the impact of significant items and separation costs. Non-operating benefits (costs) consists of non-operating pension and OPEB credits (costs), tax indemnification adjustments, and environmental remediation and legal costs associated with legacy businesses and sites, as well as rental income recorded under the carve-out basis of accounting. Tax indemnification adjustments relate to changes in indemnification balances, as a result of the application of the terms of the Tax Matters Agreements, between Corteva and Dow and/or DuPont, and between Corteva and Vylor, that are recorded by the Company as pre-tax income or expense. Net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting represents the non-cash net gain (loss) from changes in fair value of certain undesignated foreign currency derivative contracts. Upon settlement, which is within the same calendar year of execution of the contract, the realized gain (loss) from the changes in fair value of the non-qualified foreign currency derivative contracts will be reported in the relevant non-GAAP financial measures, allowing quarterly results to reflect the economic effects of the foreign currency derivative contracts without the resulting unrealized mark to fair value volatility. Operating EBITDA margin is defined as operating EBITDA as a percentage of net sales.

Operating earnings is defined as income (loss) from continuing operations after income taxes excluding the after-tax impact of significant items, the after-tax impact of separation costs, the after-tax impact of non-operating benefits (costs), the after-tax impact of amortization expense associated with intangible assets existing as of the Corteva Separation from DowDuPont, and the after-tax impact of net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting. Although amortization of the Company’s intangible assets is excluded from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in amortization of additional intangible assets.

New Corteva
Non-GAAP Financial Measures for the Six Months Ended June 30, 2026 and 2025

Reconciliation of Income (Loss) from Continuing Operations after Income Taxes to Operating EBITDA

	Six Months Ended June 30,
	2026		2025
($ In millions)	As Reported	Margin %	As Reported	Margin %
Income (loss) from continuing operations after income taxes (GAAP)	$211	5.5%	$318	8.5%
Provision for (benefit from) income taxes on continuing operations	143	3.7%	124	3.3%
Income (loss) from continuing operations before income taxes (GAAP)	$354	9.2%	$442	11.8%
Depreciation and amortization	209	5.4%	206	5.5%
Interest income	(41)	(1.1)%	(42)	(1.1)%
Interest expense	79	2.1%	85	2.3%
Exchange (gains) losses - net	10	0.3%	32	0.9%
Non-operating (benefits) costs - net	(34)	(0.9)%	(2)	(0.1)%
Mark-to-market (gains) losses on certain foreign currency contracts not designated as hedges	8	0.2%	24	0.6%
Significant items (benefit) charge	229	5.9%	(14)	(0.4)%
Separation costs [1]	1	—%	—	—%
Operating EBITDA (Non-GAAP)	$815	21.2%	$731	19.6%
1.Separation costs include costs incurred to prepare for Corteva's Proposed Separation of its Seed and Crop Protection businesses. These costs primarily consist of financial advisory, information technology, legal, accounting, consulting and other professional advisory fees.
2.The net sales amounts used to determine operating EBITDA margin are $3,851 million and $3,731 million for the six months ended June 30, 2026 and 2025, respectively. Margin percentages may not foot, due to rounding.

Significant Items

	Six Months Ended June 30,
(In millions)	2026	2025
Restructuring and asset related charges - net	$108	$98
Litigation settlement [1]	121	—
Gain (loss) on sale of assets [2]	—	(14)
Insurance proceeds [3]	—	(98)
Total pre-tax significant items (benefit) charge	$229	$(14)
Total tax (benefit) provision impact of significant items [4]	(55)	3
Tax only significant item (benefit) charge [5]	—	(55)
Total significant items (benefit) charge, after tax	$174	$(66)
1.Relates to estimated settlements associated with various lawsuits filed as described in the section entitled “Federal Trade Commission Investigation” within Note 12 - Commitments and Contingent Liabilities, to the interim Combined Financial Statements.
2.Incremental gains (losses) associated with activities related to the 2022 Restructuring Actions. For additional information, refer to Note 6 - Restructuring and Asset Related Charges - Net, to the Consolidated Financial Statements, in the Corteva, Inc. 2024 Annual Report.
3.Includes proceeds received related to prior significant items.
4.Unless specifically addressed above, the income tax effect on significant items was calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
5.The tax only significant item benefit for the six months ended June 30, 2025 reflects a deferred tax benefit associated with a change in a legal entity’s U.S. tax characterization.

Reconciliation of Income (Loss) from Continuing Operations Attributable to New Corteva to Operating Earnings (Loss)

	Six Months Ended June 30,
(In millions)	2026	2025
Income (loss) from continuing operations attributable to New Corteva common stockholders (GAAP)	$206	$313
Less: Non-operating benefits (costs), after tax	(114)	—
Less: Amortization of intangibles (existing as of Corteva Separation), after tax	(31)	(31)
Less: Mark-to-market gains (losses) on certain foreign currency contracts not designated as hedges, after tax	(7)	(18)
Less: Significant items benefit (charge), after tax	(174)	66
Less: Separation costs, after tax	(1)	—
Operating Earnings (Loss) (Non-GAAP)	$533	$296

New Corteva
Non-GAAP Financial Measures for the Years Ended December 31, 2025, 2024 and 2023

Reconciliation of Income (Loss) from Continuing Operations after Income Taxes to Operating EBITDA

	For the Year Ended December 31,
	2025		2024		2023
($ In millions)	As Reported	Margin %	As Reported	Margin %	As Reported	Margin %
Income (loss) from continuing operations after income taxes (GAAP)	$669	8.5%	$(81)	(1.1)%	$9	0.1%
Provision for (benefit from) income taxes on continuing operations	219	2.8%	271	3.6%	111	1.4%
Income (loss) from continuing operations before income taxes (GAAP)	$888	11.3%	$190	2.5%	$120	1.5%
Depreciation and amortization	422	5.4%	424	5.6%	405	5.0%
Interest income	(85)	(1.1)%	(90)	(1.2)%	(196)	(2.4)%
Interest expense	175	2.2%	232	3.1%	231	2.9%
Exchange (gains) losses - net	76	1.0%	170	2.3%	299	3.7%
Non-operating (benefits) costs - net	2	—%	139	1.8%	120	1.5%
Significant items (benefit) charge	8	0.1%	251	3.3%	486	6.0%
Operating EBITDA (Non-GAAP)	$1,486	19.0%	$1,316	17.4%	$1,465	18.2%
1.The net sales amounts used to determine operating EBITDA margin are $7,840 million, $7,553 million and $8,070 million for the years ended December 31, 2025, 2024 and 2023, respectively. Margin percentages may not foot, due to rounding.

Significant Items

	For the Year Ended December 31,
(In millions)	2025	2024	2023
Restructuring and asset related charges - net	$143	$218	$238
Estimated settlement expense [1]	—	101	204
Spare parts write-off [2]	—	—	12
(Gain) loss on sale of business, assets and equity investments [2,3]	(37)	(3)	(10)
Acquisition-related costs [4]	—	6	45
Employee Retention Credit	—	—	(3)
Insurance proceeds [5]	(98)	(71)	—
Total pre-tax significant items (benefit) charge	$8	$251	$486
Total tax (benefit) provision impact of significant items [6]	(4)	(63)	(114)
Tax only significant item (benefit) charge [7]	(55)	133	31
Total significant items (benefit) charge, after tax	$(51)	$321	$403
1.Consists of estimated Lorsban® related charges.
2.Incremental (gains) losses associated with activities related to the Crop Protection Operations Strategy Restructuring Program. Within (gain) loss on sale of business, assets and equity investments, a $(23) million benefit was recorded for the year ended December 31, 2025.
3.Incremental (gains) losses associated with activities related to the 2022 Restructuring Actions. Within (gain) loss on sale of business, assets and equity investments, such benefits are $(14) million, $(3) million and $(10) million for the years ended December 31, 2025, 2024 and 2023, respectively.
4.Relates to acquisition-related costs, including transaction and third-party integration costs associated with the completed acquisitions of Stoller and Symborg as well as the recognition of the inventory fair value step-up.
5.Includes proceeds received related to prior significant items.
6.Unless specifically addressed above, the income tax effect on significant items was calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
7.The tax only significant item for the year ended December 31, 2025 relates to a deferred tax benefit associated with a change in a legal entity’s U.S. tax characterization in the amount of $(55) million. The tax only significant item for the year ended December 31, 2024 relates to the establishment of a valuation allowance recorded against the net deferred tax asset position of a legal entity in Brazil in the amount of $133 million. The tax only significant item for the year ended December 31, 2023 relates to the establishment of a valuation allowance recorded against the net deferred tax asset position of a legal entity in Brazil in the amount of $59 million, the impact of changes to deferred taxes and a tax currency change for a legal entity in Switzerland of $(50) million and $(24) million, respectively, and adjustments due to intellectual property realignment of $46 million.

Reconciliation of Income (Loss) from Continuing Operations Attributable to New Corteva to Operating Earnings (Loss)

	For the Year Ended December 31,
(In millions)	2025	2024	2023
Income (loss) from continuing operations attributable to New Corteva common stockholders (GAAP)	$659	$(91)	$(1)
Less: Non-operating benefits (costs), after tax	(8)	(110)	(95)
Less: Amortization of intangibles (existing as of Corteva Separation), after tax	(63)	(63)	(64)
Less: Mark-to-market gains (losses) on certain foreign currency contracts not designated as hedges, after tax	—	—	—
Less: Significant items benefit (charge), after tax	51	(321)	(403)
Less: Separation costs, after tax	—	—	—
Operating Earnings (Loss) (Non-GAAP)	$679	$403	$561